Exhibit 10.1

AMENDMENT TO EMPLOYMENT AGREEMENT

This AMENDMENT TO EMPLOYMENT AGREEMENT (this “Agreement”) is dated as of this 26th day of April, 2024 (the “Effective Date”), by and between TRINITY PLACE HOLDINGS INC., a Delaware corporation (the “Company”) and MATTHEW MESSINGER (“Employee”).

WHEREAS, Employee is employed by the Company as President and Chief Executive Officer as an at will employee, pursuant to and in accordance with the terms of that certain Employment Agreement (the “Initial Employment Agreement”), dated as of October 1, 2013, between the Company and Employee, as amended by that certain Amendment to Employment Agreement (the “First Amendment”, together with the Initial Employment Agreement, the “Employment Agreement”);

WHEREAS, the Company and Employee desire to amend the Employment Agreement to postpone the Employee’s resignation from the Company on the terms set forth in this Agreement; and

WHEREAS, the Company has agreed to pay Employee monies in the form of certain payments described in this Agreement and along with its affiliate TPHGreenwich Holdings LLC, (“Greenwich”) to enter into the Consulting Agreement (as hereinafter defined), in exchange for (a) Employee’s performance of certain services described in this Agreement and in the Consulting Agreement, (b) Employee’s agreement to continue his employment until July 31, 2024, and (c) and Employee’s Agreement to postpone the payment to Employee of sums due upon termination of his employment, the obligation to pay such sums being the subject of dispute.

NOW, THEREFORE, the Company and Employee (collectively, the “Parties”), in consideration for the mutual promises, agreements, and covenants described above and below, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the Parties, execute this Agreement, and agree as follows:

1.Definitions.  Capitalized terms used in this Agreement without definition shall have the meanings ascribed to such terms in the Employment Agreement.  The following additional terms shall have the following meanings:

a.“Consulting Agreement” means that certain Consulting Agreement, dated as of the Effective Date, and made effective as of August 1, 2024, between the Company and Employee, a true, correct, and complete copy of which is attached hereto as Exhibit A, as the same may hereafter be amended or otherwise modified from time to time.

b.“First Termination Payment” means a payment to Employee in an amount equal to $300,000, and made on the date set forth in Section 3(a)(i).

c.“Fixed Termination Payments” means, collectively and to the extent paid by the Company, the First Termination Payment, the Second Termination Payment, and the Third Termination Payment.

d.“Joint Venture” means TPHGreenwich Holdings LLC, a Delaware limited liability company.

e.“Released Parties” means (i) the Company and each of its past and present direct and/or indirect parents, subsidiaries, predecessors, successors, assigns, direct and indirect shareholders, partners, joint ventures, affiliates, alleged joint or co-employers, lenders, and related corporations or companies, and (ii) the Joint Venture and each of its past and present direct and/or indirect parents, subsidiaries, predecessors, successors, assigns, members, partners, joint venturers, affiliates, lenders, and related corporations or companies, and (iii) the board members, officers, employees, agents, servants, insurers, and attorneys of each of the persons and entities listed in clauses (i) and (ii), whether current or past.  Each of the foregoing is also referred to in the singular as a “Released Party”.

f.“Second Termination Payment” means a payment to Employee in an amount equal to $300,000, and made on the date set forth in Section 3(a)(iii).

g.“Third Termination Payment” means a payment to Employee in an amount equal to $300,000, and made on the date set forth in Section 3(a)(iv).

2.Termination of Employment; Duties Until Termination.

a.Employee’s employment with the Company shall terminate on July 31, 2024 unless extended by agreement between Employee and the Company (the “Termination Date”).  Until the Termination Date, Employee shall remain employed by the Company, and shall perform his duties in accordance with and subject to the terms of the Employment Agreement, as modified by this Agreement.

b.Without limiting Section 2(a), Employee’s duties shall include overseeing, approving, and executing the Company’s SEC Form 10-Q filing for the second quarter of 2024.

c.The Parties acknowledge that (i) until the earlier to occur of (A) the Termination Date, or (B) the earlier termination of the Employment Agreement in accordance with the terms thereof (including the provisions of Section 4.3 of the Employment Agreement), the Employment Agreement shall remain in full force and effect (subject to, and as modified by, this Agreement); provided, that Employee shall not have the right to terminate the Employment Agreement with Good Reason; and (ii) upon the Termination Date, the Consulting Agreement shall automatically become effective, unless the Employment Agreement is terminated as described in clause (B), in which case the Consulting Agreement shall be deemed void ab initio.

d. Whether or not the Employee’s employment is extended beyond July 31, 2024 by agreement between the Employee and the Company,  the First, Second, and Third Termination Payments shall be paid on the dates set forth in Section 3(a)(i), (iii) and (iv); and any payments otherwise due under the Consulting Agreement shall remain payable on the dates set forth in that Agreement, it being agreed for the avoidance of doubt, that such payments shall otherwise be subject to the terms of this Agreement and the Consulting Agreement.

e.So long as the Employee is not in default or breach of this Agreement or the Consulting Agreement, and to the extent that a seat on the Company’s board of directors (the “Board”) is then available, during the period commencing on the Effective Date and expiring on June 30, 2026, TPHS Lender LLC, a Delaware limited liability company (the “Investor Shareholder”) shall exercise its vote as shareholder in favor of electing Employee to an independent person’s seat on the Board.  Notwithstanding the foregoing, Investor Shareholder shall not be obligated to exercise such vote until after it has already appointed (and there remain incumbent) its two designated Investor Shareholder-appointed persons to the Board in accordance with the terms of Section 6(g) of the Stock Purchase Agreement (or in accordance with any other similar arrangement hereafter enacted with the Company).  The Parties acknowledge for the avoidance of doubt, that (i) nothing set forth in this clause (e) shall be deemed to require Investor Shareholder to relinquish such Board appointment rights set forth in the Stock Purchase Agreement, it being agreed that the Investor Shareholder shall only be required to exercise votes in favor of the Employee for purposes of electing an independent Board member and (ii) if Employee is then in breach or default of this Agreement or the Consulting Agreement, then the Investor Shareholder may withdraw its support for the Employee’s Board seat, and/or vote to remove the Employee from the Board, in its sole discretion.  As used in this clause (e), the “Stock Purchase Agreement” shall mean that certain Stock Purchase Agreement, dated as of January 5, 2024, by and between the Company, the Investor Shareholder, and TPHS Investor LLC, a Delaware limited liability company.  The Investor Shareholder is executing a copy of this Agreement to evidence its agreement to the terms set forth in this clause (e).

3.Consideration.

a.In consideration for the services of the Employee and the release of claims as-described in Section 4, the Company shall make payments to Employee as follows:

i.Within 7 days following the execution and delivery of this Agreement, if such execution and delivery is not revoked by the Employee as permitted under Section 4, the Company shall pay to Employee the First Termination Payment.

ii.From the Effective Date, through and including the Termination Date, the Company shall pay to the Employee installments of his Base Salary in accordance with the terms of the Employment Agreement and the Company’s past practice with respect to such payments (including, without limitation, as to deductions for applicable withholding and taxes).  All payments to Employee of Base Salary shall cease on the Termination Date.

iii.On August 1, 2024, the Company shall pay to Employee the Second Termination Payment.

iv.On November 1, 2024, the Company shall pay to Employee the Third Termination Payment.

v.The Company shall reimburse Employee for the premiums for continuation coverage pursuant to COBRA for 18 months following the Termination Date if Employee timely elects and remains eligible to continue his group health insurance coverage and provides the Company evidence that Employee has paid such premiums.

b.On the Termination Date all of the 470,001 unvested shares by the RSU Awards Granted in January of 2022, 2023, and 2024 shall vest, Executive’s withholdings tax obligation shall be satisfied through Net Share Settlement and the remainder of the shares will be distributed to Executive on the 30 day after the Termination Date.  Notwithstanding the foregoing terms of this clause (b), nothing set forth in this clause (b) or elsewhere in this Agreement shall be deemed to limit or otherwise prevent the Company from at any time engaging in Delisting and Deregistering, in each case, as defined in and as contemplated by the terms of the Stock Purchase Agreement.

c.Employee agrees that the payments described above, and the payments pursuant to the Consulting Agreement are the only monetary payments made and actions taken in return for entering into this Agreement and they constitute a full settlement and compromise of all disputes and claims Employee has or may have against or with respect to the Released Parties to require the Company to pay the Severance Amount under Section 4.4 of the Employment Agreement. Employee agrees that he is not aware of or entitled to any amount of back pay, lost wages, any other compensation set forth in the Employment Agreement, or punitive or exemplary damages.  Without limiting the foregoing and notwithstanding the continuation of the Employment Agreement through the Terminate Date, Employee hereby acknowledges and agrees that the terms of Section 6.4 and Article VII of the Employment Agreement are of no further force or effect as of the Effective Date (it being understood that the Joint Venture has assumed responsibility for funding Employee’s D&O tail coverage pursuant to  the Joint Venture’s limited liability company operating agreement, a copy of which has been reviewed by Employee). Employee acknowledges receipt of payment for all wages, salary, expenses and other compensation due Employee under the Employment Agreement, except for any payments contemplated by this Agreement and by the Consulting Agreement payable thereunder through the Effective Date.

4.Full Release of All Claims.  On the Effective Date and concurrently with the execution and delivery of this Agreement, Employee will execute and deliver to the Company a Release of claims as described in Section 4.6 of the Employment Agreement, and set forth on Exhibit B thereto, as modified to be in the form set forth on Exhibit B attached hereto and made a part hereof.  This Agreement and the release will become effective if not revoked by Employee within 7 days and will expressly exclude claims for future obligations to Employee under this Agreement and the Consulting Agreement.

5.Confidentiality of this Agreement.  Employee represents, warrants, and covenants that he has not revealed, discussed, or disclosed, orally or in writing, the existence of this Agreement, the negotiations leading to this Agreement, or any of the terms, covenants, or conditions of this Agreement (collectively, “Agreement Information”) with any person, organization, or entity other than Employee’s immediate family, attorneys, accountants, and/or tax consultants. Employee expressly agrees to keep the Agreement Information completely confidential, and Employee will not hereafter disclose any Agreement Information to anyone other than Employee’s immediate family, attorneys, accountants, or as may be required by law including the Company’s SEC reporting obligation. Employee must inform the recipients of Agreement

Information of this confidentiality requirement and secure their agreement to maintain such confidentiality.

6.Representations.  Employee represents, warrants, and covenants that on the Termination Date (or earlier if requested by the Company), Employee shall return to the Company or to the Joint Venture, as applicable, all documents, equipment, or other property of the Company, the Joint Venture and/or any affiliate of the Joint Venture (collectively, the “Company Parties”) in Employee’s possession or control. Employee agrees to immediately return to the Company or to the Joint Venture, as applicable all property belonging to the Company Parties, such as keys, credit cards, telephones, computers, and pagers, as well as all originals, copies, or other physical embodiments of any Company Party’s confidential information and trade secrets (regardless of whether it is in paper, electronic, or other form), including any such information in any programs, business forms, manuals, correspondence, files, databases, or on computer disks or any other storage medium. Employee also represents that Employee is old enough to sign and be legally bound by this Agreement and has had the opportunity to seek and obtain, or has sought and obtained, the advice of a lawyer in connection with this Agreement. Employee agrees that Employee is legally able and entitled to receive the consideration for this Agreement being provided by the Company. By agreeing to sign this Agreement, Employee has not relied on any statements or explanations made by the Company or any of its agents except as specifically set forth in this Agreement.

7.Attorney’s Fees.  The Parties agree that if either Party asserts any action or cause of action against the other relating to the matters set forth herein, then the prevailing Party in such litigation or arbitration may recover from the other Party any and all reasonable attorneys’ fees or expenses incurred to enforce this Agreement or any of its provisions, or defend any such action or cause of action against the other Party.

8.No Admission of Liability.  It is expressly understood and agreed that any injuries or damages or legal liability claimed by Employee against the Company, including, without limitation, any claims that an event constituting Good Reason has occurred are each disputed and denied, and that the payment and other consideration given in this Agreement are not, and are not to be construed as, an admission of liability by the Company.  Even though the Company agrees to the terms contained in this Agreement, the Company denies that it is responsible or legally obligated to pay Employee for any claim Employee currently has or any claim Employee may bring, including those that Employee has released in Section 4. The Company expressly denies any wrongdoing.

9.Later Discovered Facts.  Employee acknowledges that additional facts may be discovered later, but that it is the Parties’ intention to fully, finally, and forever settle and release all matters and any related claims, known or unknown, that now exist, or formerly existed, against the Company on the Effective Date.

10.Tax Liability.  Employee agrees he has made no claims of sexual harassment or abuse and, therefore, neither party believes that Section 162(q) of the Tax Cuts and Jobs Act of 2017 is applicable to this Agreement.  Employee agrees the Company has not made any representations to him regarding the legal tax consequences of any funds received pursuant to this Agreement.  Employee agrees to pay any federal or state taxes remaining due that may be required to be paid with respect to this Agreement by the Employee, and shall indemnify, defend, and hold harmless the Company against any liabilities arising out of his failure to pay such taxes.

11.Entire Agreement.  It is expressly understood and agreed that the Consulting Agreement and this Agreement embody the entire agreement between the Parties and supersedes any and all prior agreements, arrangements or understandings between and among the Parties, except for the terms of Article V of the Employment Agreement, which is reaffirmed by Employee as consideration for this Agreement and incorporated herein (it being acknowledged, for the avoidance of doubt, that such Article V shall continue to be effective during the term of the Consulting Agreement); provided that nothing set forth in this Section 11 is intended to prevent Employee’s ability to seek alternative employment commencing after the Termination Date, subject to Employee’s continued compliance with his post-termination obligations under the terms of this Agreement and the Consulting Agreement.  No oral understandings, statements, promises, terms, conditions, obligations, or agreements contrary or in addition to the terms of this Agreement and the Consulting Agreement exist.

12.Severability and Reformation.  If any particular term, section, paragraph, subparagraph, or portion of this Agreement is determined by an appropriate court or arbitrator to be invalid or unenforceable as written, it shall be modified, as necessary, and as permitted under the law to be made valid or enforceable, and such modification shall not affect the remaining provisions of this Agreement.  If it cannot be modified to be made valid or enforceable, then it shall be severed from this Agreement, and all remaining terms and provisions shall remain enforceable.

13.Counterparts; Electronic Signatures.  This Agreement may be executed in counterparts, any one of which need not contain the signatures of more than one party, but all of which, taken together, shall constitute one and the same Agreement.  Signatures to this Agreement delivered via emailed pdf file or electronic signature shall be treated as original.

14.Non-Disparagement.  The Company agrees not to make any disparaging or derogatory comments about Employee.  Employee agrees not to make disparaging or derogatory statements about the Released Parties or statements that imply or allege wrongdoing of any kind by the Released Parties, either oral or written, publicly or privately, or otherwise disparage the Released Parties or their practices, procedures, properties, products, or services; provided, however, that Employee and the Company are each free to make wholly truthful statements (a) solely to governmental authorities in participation of a governmental investigation; (b) when testifying at a trial, arbitration, or other legal proceeding when sworn under oath and under subpoena to testify; and/or (c) to the extent applicable, in exercise of section 7 rights under the National Labor Relations Act.

15.Waiver.  The waiver by the Company or Employee of any breach of this Agreement by the other party shall not be effective unless in writing, and no such waiver with regards to Employee or any other person under a similar agreement shall operate or be construed as a waiver of the same type of breach or any other breach on a subsequent occasion by Employee or any other person or entity.

16.Assignment and Successorship.  This Agreement, and the rights and obligations of the Company hereunder, may be assigned by the Company and shall inure to the benefit of and shall be enforceable by any such assignee, as well as any of the Company’s successors in interest or nominees.  This Agreement, and the rights and obligations Employee has hereunder, may not be assigned by Employee. The release in this Agreement is binding on Employee’s heirs, executors, administrators, successors, and assigns who shall succeed to his rights hereunder.  The Joint Venture is hereby deemed a third party beneficiary of this Agreement, and shall be entitled to enforce it against Employee as if the Joint Venture were a direct party to this Agreement.

17.Remedies for Employee’s Breach.  Should Employee be found to have committed fraud in connection with this Agreement, the Employment Agreement, or the Consulting Agreement, or be found to have intentionally breached any part of this Agreement, the Employment Agreement, or the Consulting Agreement and the Company found to have properly terminated the applicable agreement, then Employee shall forfeit any payments not yet due to be paid under this Agreement or the Consulting Agreement and the Company’s obligation to make such payments or provide such consideration will be forever extinguished. If a challenge is made to the enforceability of some or all of the language in this Agreement, and a suit, demand, or claim is brought by Employee against any Released Party, the Released Party will be entitled to a set-off in the full amount of payments made upon this Agreement in any action brought.  If a default or other breach by Employee occurs under the Consulting Agreement, then such default or other breach shall be deemed a concurrent breach of this Agreement by Employee, and the Company shall be entitled to the foregoing remedies as a result of such breach or default, subject to the terms of this Section 17.

18.Choice of Law, Venue, and Jurisdiction.  Sections 8.6 and 8.10 of the Employment Agreement shall remain in effect.

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/s/ Matthew Messinger
Matthew Messinger

April 26, 2024

Date

By the signature of its duly-authorized representative below, the Company agrees to the terms of the Agreement set forth above:

ACCEPTED AND AGREED TO on the 26th day of April 2024.

TRINITY PLACE HOLDINGS INC., a Delaware corporation

By:	/s/ Alexander Matina
	Name:	Alexander Matina
	Title:	Chairman of the Board

By the signature of its duly-authorized representative below, the Investor Shareholder agrees to the terms of Section 2(e) of this Agreement:

ACCEPTED AND AGREED TO on the 26th day of April 2024.

TPHS LENDER LLC, a Delaware limited liability company

By:	Midtown Acquisitions GP LLC, its manager

By:	/s/ Gabriel T. Schwartz
	Name:	Gabriel T. Schwartz
	Title:	Co-Deputy Executive Managing Member

EXHIBIT A

The Consulting Agreement

(See attached)

EXHIBIT B

The Release

For good and valuable consideration, the undersigned, on behalf of himself, his descendants, dependents, heirs, executors, administrators, personal representatives, successors and assigns, and each of them, hereby releases, discharges and covenants not to sue any of the Released Parties (as defined in that certain Amendment to Employment Agreement, date as of the date hereof (the “Amendment”), by and between Trinity Place Holdings Inc., a Delaware corporation (the “Company”) and the undersigned) with respect to and from any and all claims, fees, wages, demands, rights, liens, agreements, contracts, covenants, actions, suits, causes of action, obligations, debts, costs, expenses, attorneys’ fees, damages, judgments, orders and liabilities of whatever kind or nature in law, equity or otherwise, whether now known or unknown, suspected or unsuspected, and whether or not concealed or hidden, that he may own or hold or that he at any time owned or held or may in the future hold against any or all of the Released Parties, based on, in connection with, arising out of or related to anything occurring or omitted on or prior to the date hereof, including without limitation any claim arising out of or otherwise relating to the transactions contemplated by the Stock Purchase Agreement (as defined in the Amendment) (in his capacity as a shareholder of the Company or in any other capacity), or under the Civil Rights Act of 1866, Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act, the Americans with Disabilities Act, the Family and Medical Leave Act, and any other claim for severance pay, bonus or incentive pay, sick leave, vacation pay, life insurance, health or medical insurance, medical expenses, or any other fringe benefit. The undersigned will defend, indemnify and hold harmless the Company and the Released Parties from and against any claim (including the payment of attorneys’ fees and costs actually incurred whether or not litigation is commenced) that is directly or indirectly based on, in connection with, arising out of or related to any assignment or purported assignment of any claim or matter released by the undersigned to any other person or entity.

Notwithstanding anything to the contrary contained herein, this general release does not extend to (i) any right to indemnification that the undersigned may have under Article Ninth of the Company’s Certificate of Incorporation, (ii) any rights which survive the termination of the Employment Agreement made as of the 1st day of October, 2013 by and between Trinity Place Holdings Inc. and Matthew Messinger as set forth in Section 2.1 thereof (other than as such provisions have been modified by the Amendment), (iii) any rights, remedies or claims the undersigned may have to receive vested amounts under any employee benefit plans and/or pension plans or programs (other than as such provisions have been modified by the Amendment), (iv) the undersigned’s rights to medical benefit continuation coverage, on a self-pay basis, pursuant to federal law (COBRA), as modified by the Amendment, (v) any rights the undersigned may have to obtain contribution as permitted by law in the event of entry of judgment against the undersigned as a result of any act or failure to act in his capacity as an employee of the Company for which the Company (or any affiliate) and the undersigned are jointly liable, (vi) any rights undersigned has as a continuing or former shareholder, member, partner or participant in the Company or any related entity or investment, other than as modified by this general release, and (vii) any rights the undersigned may have to payments under the Amendment to Employment Agreement or the Consulting Agreement.

In connection with the matters released above, the undersigned specifically waives, to the fullest extent permitted by law, any benefit of any statutory or non-statutory law or public policy of any jurisdiction providing that a general release does not extend to claims which a creditor does not know or suspect to exist in his or its favor at the time of executing the release. The undersigned acknowledges and agrees that the release contained herein is intended to release any and all unknown claims and that he is hereby knowingly and voluntarily waiving any such legal or public policy benefits to the fullest extent permitted by law.

In accordance with the Older Workers Benefit Protection Act of 1990, the undersigned is hereby advised as follows:

(A)THE UNDERSIGNED HAS THE RIGHT TO CONSULT WITH AN ATTORNEY BEFORE SIGNING THIS RELEASE;

(B)THE UNDERSIGNED HAS TWENTY-ONE (21) DAYS TO CONSIDER THIS RELEASE BEFORE SIGNING IT; AND

(C)THE UNDERSIGNED HAS SEVEN (7) DAYS AFTER SIGNING THIS RELEASE TO REVOKE THIS RELEASE, AND THIS RELEASE WILL BECOME EFFECTIVE UPON THE EXPIRATION OF THAT REVOCATION PERIOD.

The undersigned represents and warrants that there has been no assignment or other transfer of any interest in any claim released herein which the undersigned may have against the Released Parties, or any of them, and the undersigned agrees to indemnify and hold the Released Parties, and each of them, harmless from any liability, claims, demands, damages, costs, expenses and attorneys’ fees incurred by the Released Parties, or any of them, as the result of any such assignment or transfer or any rights or claims under any such assignment or transfer. It is the intention of the parties that this indemnity does not require payment as a condition precedent to recovery by the Released Parties against the undersigned under this indemnity.

The undersigned further understands and agrees that neither the payment of any sum of money nor the execution of this release shall constitute or be construed as an admission of any liability whatsoever by the Released Parties, or any of them, who have consistently taken the position that they have no liability whatsoever to the undersigned.

IN WITNESS WHEREOF, the undersigned has executed this Release this 26th day of April, 2024.

/s/ Matthew Messinger
Matthew Messinger